Confidential Treatment Requested by Fluidigm Corporation

Exhibit 10.13

COY-15-RISC/F269-2

 S06/1-39831633

27 March 2008

Ms Grace Yow

 General Manager

 Fluidigm Singapore Pte Ltd

 Block 1026, #07-3532

 Tai Seng Avenue

 Singapore 534413

Dear Ms Grace Yow,

APPLICATION FOR INCENTIVES UNDER THE RESEARCH INCENTIVE SCHEME FOR COMPANIES (RISC)

This is with reference to your application of 26 March 2006 and subsequent revisions for incentives under the Research Incentive Scheme for Companies. This letter amends, restates and replaces our original letter agreement dated 12 February 2007 (the “Prior Letter”) and all references in the Prior Letter shall be considered references to this amended and restated letter.

2 We are pleased to inform you that the Economic Development Board (hereinafter called “EDB”) has agreed to provide a grant not exceeding S$3,715,000 in total to Fluidigm Singapore Pte Ltd (hereinafter called “the Company”) under the RISC for your project on the development of the Fluidigm Instrumentation R&D Project (hereinafter called the “Development Project”), as described in your application. This grant shall be subject to the following conditions:

Project Implementation

a)	The Company shall implement the Development Project as follows:

(i)	The Company shall implement the Development Project as indicated in the Company’s application dated 26 March 2006 and subsequent revisions.

(ii)	The Company shall manufacture all products developed from the Development Project in Singapore for the lifetime of the products.

(iii)	The Company shall be the legal and economic owner of all intellectual property (IP) arising from the Development Project.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

(iv)	The Company shall engage a Singapore-based IP or legal firm(s) to file, draft and manage all patent applications arising from the Development Project.

(v)	The Company shall employ at least 10 new Research Scientists and Engineers (RSEs) in Singapore by 31 May 2009 for the Development Project.

(vi)	The Company shall employ at least 12 new RSEs in Singapore by 31 May 2011 for the Development Project.

(vii)	The Company shall incur total annual R&D spending of at least S$6.5 million by 31 May 2009 for the Development Project.

(viii)	The Company shall incur total annual R&D spending of at least S$9 million by 31 May 2011 for the Development Project.

(ix)	The Company shall maintain at least 12 RSEs in total at its R&D Centre in Singapore until 31 May 2013.

(x)	Fluidigm Corporation shall raise a minimum of US $45 million in new funding between 1 Jan 2006 and 31 Dec 2008.

(xi)	The Development Project shall meet the project milestones and deliverables as shown in Annex 1.

b)	The Company shall carry out the entire Development Project in Singapore unless otherwise stated.

Supported Period

c)	Only expenses incurred during the qualifying period, which shall be from 1 June 2006 to 31 May 2011, will be supported.

Grant Support

d)	All manpower, equipment, materials & software, professional services and intellectual property rights supported under this RISC grant shall be used exclusively for the Development Project and shall follow the administrative guidelines laid out in Annex 2.

e)	The Company shall not sell, lease, dispose or otherwise transfer the equipment & software supported under this RISC grant to another party during the execution of the Development Project without first obtaining the written approval of EDB, which if so granted, shall be on such terms as EDB deems fit. The Company shall at all times maintain proper records with respect to the assets acquired through the grant.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

f)	The Company shall not seek or receive funds from any other incentives offered by other agencies of the Government of Singapore for funding of this Development Project.

g)	All grant monies received shall be used solely for the implementation of this Development project.

Project Management & Co-ordination

h)	The Company shall appoint a person (hereinafter called the “Principal Investigator”) to lead the Development Project. The Principal Investigator shall be responsible for the proper management, co-ordination and progress of the Development Project, the management of grants disbursed and all other matters pertaining to the Development Project, including the preparation of claims, submission of audited statements and progress reports.

i)	The Principal Investigator shall be deemed as an agent of the Company throughout the Development Project and EDB shall at all times have access to the Principal Investigator with regards to all matters pertaining to the Development Project.

j)	The Company shall inform EDB in writing of any change in the Principal Investigator.

Other Conditions

k)	The Company shall permit EDB officers to inspect the premises where the development work is carried out, the Company’s accounts on the development expenditures and the records on the progress of the Development Project.

l)	The Company shall be required to provide, through responses to surveys or any other such studies carried out by EDB, relevant information on the Development Project, as and when requested by EDB.

m)	If required by EDB, the Company shall submit a report comparing its projections in the application form with the actual realised figures. The template for this report and the timeline for submission will be provided by EDB.

3 In the event the Project is aborted, the Company is to inform EDB in writing immediately.

4 EDB reserves the right to recover from the Company the total amount of grant released to the Company for any breach of condition under which the RISC grant was approved.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

5 The Company shall keep the terms and conditions of this RISC grant confidential. Such information shall not be released to any external party, the public or the press unless prior written consent from EDB is given.

6 EDB reserves the right to change the terms and conditions of this offer from time to time as may be specified and deemed necessary by EDB.

7 If you are prepared to accept this amended and restated offer of a grant under the conditions stipulated above, please sign below and return it to EDB within 1 month from the date of this letter, failing which this offer shall be deemed to have lapsed .

8 If you have any queries, please contact Ih-Ming CHAN at 6395 7794. For queries on claims, please call the EDAS hotline at 6832 6416. We wish you every success in this project.

Yours sincerely

YEOH KEAT CHUAN
EXECUTIVE DIRECTOR
BIOMEDICAL SCIENCES CLUSTER

Enclosures:

Annex 1 Project Milestones and Deliverables

Annex 2 Administrative Guidelines

Accepted and Agreed

FLUIDIGM CORPORATION

/s/ Gajus Worthington
Name: Gajus Worthington
Title: President & CEO

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Annex 1

PROJECT MILESTONES AND DELIVERABLES

The Company shall meet the following R&D milestones:

Milestones	Completion Date
AIX Gen II development

[***]	[***]
[***]	[***]
BioMark II Chip Loader development

[***]	[***]
[***]	[***]
[***]	[***]
BioMark II End Point Reader development

[***]	[***]
[***]
[***]	[***]
BioMark Next Generation Instrument Development

[***]	[***]
[***]	[***]
[***]	[***]

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Confidential Treatment Requested by Fluidigm Corporation

Annex 2

ADMINISTRATIVE GUIDELINES

1.	The grant shall cover 50% of the actual qualifying manpower costs and 30% of the actual qualifying costs for equipment, materials & software, professional services and intellectual property rights incurred by the Company on the Development Project during the qualifying period. In the event where qualifying cost items are not used exclusively for the Development Project, the qualifying costs items shall be suitably pro-rated. The qualifying cost items are listed below, but shall be subject to a total maximum grant of S$3,715,000. Virement from one qualifying cost item to another will not be considered and the grant shall not cover GST payments.

Category	Approved Grant (S$)

Manpower	2,093,592
Equipment, Materials and Software	1,188,672
Professional services	433,500

Total	3,715,764

Total Approved Grant (Rounded down to nearest thousand dollars)	3,715,000

2.	The qualifying cost for equipment (less its residual value, if any) is pro-rated based on the number of months the equipment is used for the project (this refers to the date of delivery to the end of qualifying period) over the approved useful life of equipment.

The qualifying cost of equipment is based on the actual expenses, residual value, number of months that the equipment is used for the project and approved useful life of equipment.

The qualifying cost for intellectual property rights (IPR) is pro-rated based on the project duration over the approved useful life of IPR.

The qualifying cost of IPR is based on the cost of acquiring IPR, project duration and the approved useful life of IPR.

3.	Disbursements shall be made on a reimbursement basis upon application by the Company at quarterly intervals. Claims must be submitted using the prescribed forms and shall be certified by the Company’s Chief Financial Officer and the Principal Investigator. The amount disbursed shall be based on the actual qualifying cost item incurred by the Company on the Development Project during the qualifying period.

The grant will be disbursed as follows:

(i)	Disbursements of up to a cumulative total 70% of the approved grant amount shall be made upon application by the Company.

(ii)	The remaining 30% of the grant may be released upon application by the Company on completion of the Development Project.

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Confidential Treatment Requested by Fluidigm Corporation

4.	For all claims (except for the final claim), the first 50% of the amount claimed will be disbursed to the Company upon receipt of claim and the remaining 50% will be disbursed upon the completion of checks.

5.	The final claim must be submitted within 6 months with complete documentation from the end of the qualifying period (31 May 2011), failing which any claim will be disqualified.

6.	For total approved grant exceeding S$100,000, all claims must be externally audited. The audited statement of accounts shall be submitted on an annual basis, as well as when the Development Project is completed or terminated. The Company shall make available to its auditor this Letter of Offer and its accompanying annexes. The Company shall ensure that the external auditor forwards a copy of the audited accounts directly to EDB upon completion of the audit. In the event that the external auditor cannot issue an unqualified report, EDB shall have direct access to the external auditor to gather details with regard to the audit findings.

7.	The Company shall submit progress reports to EDB at half-yearly intervals. The disbursement of any grant shall be subject to the Company achieving the project milestones as stated in the Offer Letter. The final report is to be submitted upon completion of the project.

[***]	Information has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.